Exhibit 24.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sun Hydraulics Corporation, which appears in the Annual Report on Form 10-K for the two-year period ended January 2, 2010.

/s/ Kirkland, Russ, Murphy and Tapp, P.A

Kirkland, Russ, Murphy, & Tapp, P.A.

October 21, 2011

Clearwater, FL